Exhibit 99

Manning & Napier, Inc. Announces Director

Appointments to the Company’s Board

FAIRPORT, NY, June 26, 2017 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced that it filled the vacant positions on its Board of Directors with the appointment of Edward George as an independent director at the June 14th annual shareholders meeting, as well as the appointment of Joel Domino, effective immediately.

Prior to his retirement, Mr. George, 70, spent 14 years working for Manning & Napier Advisors, beginning in sales and eventually becoming a Managing Director. Prior to his employment at Manning & Napier, Mr. George worked for two consulting firms, AG Becker and Mercer Consulting. Mr. George previously served on the board of Ferrum Junior College. He earned an Associate’s degree from Ferrum Junior College in 1968, and a Bachelor’s degree in Education from Wake Forest University in 1972. Mr. George will serve as an independent director on the Audit, Nominating and Corporate Governance, and Compensation committees.

Mr. Domino, 57, has served as President and Chief Financial Officer of Kent Displays Inc. (“KDI”) since 2002. Prior to taking on the role of President, Mr. Domino served as the Chief Financial Officer of KDI from 1993 through 2002. He started his career in an accounting role at Ball Corporation in 1982. Mr. Domino holds a B.A. in Accounting from Mount Union College as well as an M.B.A. with a concentration in Strategic Planning from California State University. Mr. Domino is the son-in-law of the Company’s Chairman and Chief Executive Officer, William Manning, and accordingly will hold an inside director position on the Board and will not immediately serve on any of the committees of the Board.

Commenting on the appointments of Mr. Domino and Mr. George, William Manning, Chairman and Chief Executive Officer of Manning & Napier, stated, “I am pleased that we have filled the remaining Board vacancies with the appointments of Ed and Joel. Ed’s experience and familiarity with our firm will be highly valued, and Joel brings extensive management experience to our board. We look forward to their future contributions.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer U.S. and non-U.S. equity, fixed income, and a range of blended asset portfolios, such as life cycle funds and actively-managed exchange-traded fund (“ETF”)-based portfolios. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

212-279-3115

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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